As filed with the Securities and Exchange Commission on July 20, 1999.
                                                  Registration No. 333-
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                           BIOSITE DIAGNOSTICS INCORPORATED

                (Exact name of registrant as specified in its charter)

                Delaware                               33-0288606

       -----------------------------         ------------------------------
      (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

          11030 Roselle Street
           San Diego, California                           92121

       -----------------------------         ------------------------------
           (Address of Principal                       (Zip Code)
           Executive Offices)

                                 AMENDED AND RESTATED
            1996 STOCK INCENTIVE PLAN OF BIOSITE DIAGNOSTICS INCORPORATED

--------------------------------------------------------------------------------
                              (Full title of the plans)
                                                        Copy to:

            KIM D. BLICKENSTAFF                   THOMAS E. SPARKS, JR.
    Biosite Diagnostics Incorporated           Pillsbury Madison & Sutro LLP
          11030 Roselle Street                         P.O. Box 7880
        San Diego, California 92121           San Francisco, CA  94120-7880
             (619) 455-4808                           (415) 983-1000

       -----------------------------         ------------------------------
      (Name, address and telephone
      number, including area code,
           of agent for service)

                           CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
      Title of                  Amount         Proposed Maximum         Proposed            Amount of
     Securities To                To Be          Offering Price    Maximum Aggregate     Registration
     Be Registered            Registered(1)       per Share(2)      Offering Price(2)         Fee
-------------------------------------------------------------------------------------------------------
     Common Stock,         1,000,000 shares          $8.633            $8,632,800          $2,399.92
   par value $.01
-------------------------------------------------------------------------------------------------------

(1)  Calculated pursuant to General Instruction E to Form S-8.
(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457, upon the average of the high and low sales prices as reported on the Nasdaq National Market on July 15, 1999.

                                  -----------------
The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

--------------------------------------------------------------------------------

                           INFORMATION REQUIRED PURSUANT TO
                          GENERAL INSTRUCTION E TO FORM S-8


General Instruction E Information

     This Registration Statement is being filed to increase the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     Registrant's Form S-8 Registration Statement filed with the Securities and Exchange Commission on May 9, 1997, (File No. 333-26763) and July 23, 1998 (File No. 333-59705) are hereby incorporated by reference.


Incorporation of Documents by Reference

     The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) Registrant's Annual Report on Form 10-K (File No. 000-21873) for the fiscal year ended December 31, 1998, which contains, among other things, the consolidated financial statements of Registrant and certain supplementary data for the fiscal year ended December 31, 1998 together with the report thereon of Ernst & Young LLP, independent public accountants.

     (2) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

     (3) The description of Registrant's common stock contained in Registrant's Registration Statement on Form 8-A filed February 10, 1997.

     (4) The description of the Preferred Stock Purchase Rights for Series A Participating Preferred Stock, par value $.01 per share, of the Registrant contained in Registrant's Registration Statement on Form 8-A filed October 28, 1997.

     In addition, all documents subsequently filed by Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                      SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 19, 1999.

                                        BIOSITE DIAGNOSTICS INCORPORATED


                                        By  /s/ KIM D. BLICKENSTAFF
                                            ------------------------------------
                                                    Kim D. Blickenstaff
                                           President and Chief Executive Officer


                                  POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kim D. Blickenstaff and Christopher J. Twomey, and each of them his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

 /s/ KIM D. BLICKENSTAFF            President, Chief Executive Officer               July 19, 1999
---------------------------------   (Principal Executive Officer) and Director
  Kim D. Blickenstaff


 /s/ CHRISTOPHER J. TWOMEY          Vice President and Chief Financial Officer       July 19, 1999
---------------------------------   (Principal Financial Officer and Accounting
  Christopher J. Twomey             Officer)

 /s/ TIMOTHY J. WOLLAEGER           Chairman of the Board                            July 19, 1999
---------------------------------
  Timothy J. Wollaeger

 /s/ ANTHONY DEMARIA, M.D.          Director                                         July 19, 1999
---------------------------------
  Anthony DeMaria, M.D.

 /s/ HOWARD E. GREENE, JR.          Director                                         July 19, 1999
---------------------------------
  Howard E. Greene, Jr.

 /s/ LONNIE M. SMITH                Director                                         July 19, 1999
---------------------------------
  Lonnie M. Smith

 /s/ GUNARS E. VALKIRS, PH.D.       Director                                         July 19, 1999
---------------------------------
  Gunars E. Valkirs, Ph.D.

                                  INDEX TO EXHIBITS

Exhibit                                                           Sequentially
Number           Exhibit                                          Numbered Page
------           -------                                          -------------
5.1              Opinion regarding legality of securities to be
                 offered

10.1(1) Amended and Restated 1996 Stock Incentive Plan of Biosite Diagnostics Incorporated

23.1             Consent of Ernst & Young LLP, Independent
                 Auditors

23.2             Consent of Pillsbury Madison & Sutro LLP
                 (included in Exhibit 5.1)

24.1             Power of Attorney (see page 3)


-----------------

(1) Incorporated by reference to Exhibit A of the Registrant's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 23, 1999 (File No. 000-21873)